Exhibit 10.3

[*] Indicates that certain information in this exhibit has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

INVITAE CORPORATION
2015 STOCK INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
You (referred to herein as either “you” or “Participant”) have been granted the following Restricted Stock Units representing Common Stock of Invitae Corporation (the “Company”) under the Company’s 2015 Stock Incentive Plan (the “Plan”). Capitalized terms that are used herein but not defined shall have the meanings set forth in the Plan, the Restricted Stock Unit Agreement attached hereto or the Terms and Conditions Addendum attached hereto.

Name of Participant:	[Name]
Maximum Dollar Value of Restricted Stock Units
$[to be calculated in relative proportion to Participant’s equity ownership position in Singular Bio as of the “Agreement Date” (as defined in the Agreement and Plan of Merger and Reorganization to be entered into by an among the Company, Singular Bio and Fortis Advisors LLC) as compared with all Former SB Employees (defined below), including Participant]

Grant Date:	[ ], 2019
Vesting Schedule:	Subject to the terms of the Restricted Stock Unit Agreement, the Restricted Stock Units subject to this Award shall vest as provided in the Terms and Conditions Addendum attached hereto.
By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan, the attached Terms and Conditions Addendum and the attached Restricted Stock Unit Agreement (the “Agreement”), all of which are made a part of this document.
By signing this document, you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

[NAME OF PARTICIPANT] Participant’s Signature Participant’s Printed Name	INVITAE CORPORATION By: Title:

INVITAE CORPORATION
NOTICE OF RESTRICTED STOCK UNIT AWARD

INVITAE CORPORATION
2015 STOCK INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
TERMS AND CONDITIONS ADDENDUM
The Restricted Stock Unit Award is subject to the terms and conditions set forth below. Capitalized terms that are used herein, but not defined, shall have the meanings set forth in the Notice of Performance-Based Restricted Stock Unit Award, the Plan or the Restricted Stock Unit Agreement.

A.	Vesting of Restricted Stock Units
Until all of the Performance Goals set forth in Section B below have been achieved or the Restricted Stock Unit Award is cancelled or otherwise ineligible for further vesting, a committee comprised of one or more of the Company’s chief executive officer, head of development, head of medical affairs and head of research and development (the “Committee”) shall review the status of each Performance Goal relative to achievement in accordance with the process set forth in the following sentences. Within ten (10) business days of the end of every second (2nd) calendar month following the Grant Date (meaning the first Committee meeting shall take place no later than September 10, 2019), the Committee shall: (a) meet to confirm whether any Performance Goal has been achieved (the “Committee Meeting”); (b) notify each former employee of Singular Bio, Inc. (“Singular Bio” or “SB”) that has been employed by the Company and granted a similar Performance-Based Restricted Stock Unit Award (each such person, including you, a “Former SB Employee”) five (5) business days prior to the Committee Meeting to allow the Former SB Employees to attend (in person or telephonically) the Committee Meeting, provided that (i) no Former SB Employee’s attendance is required for the Committee Meeting and (ii) in order to attend, any Former SB Employee who is not an Employee shall be required to execute a non-disclosure agreement in form and substance reasonably satisfactory to the Company and the Former SB Employee; (c) make a determination in good faith with respect to the achievement (or non-achievement) of each Performance Goal; and (d) provide a Notice to the Former SB Employees of such determination (and, if any Performance Goal has been determined to be achieved, the date of such Notice with respect to such Performance Goal shall be the “Determination Date” for such Performance Goal). In the event you disagree with the Committee’s determination about whether any Performance Goal has been achieved, you shall notify the Committee within five (5) business days of receipt of the Notice and the parties shall resolve the issue using the technical determination process set forth in Section E below; provided, however, that there shall be only one determination process in this regard (i.e., each objecting Former SB Employee must consolidate into a single process).
Provided you remain in continuous Service as an Employee or, if agreed to by you and the Company in writing following a period of your continuous Service as an Employee from and after the Grant Date, a non-Employee service provider of the Company (or a Subsidiary or Affiliate, in each case, including part-time to the extent agreed upon in writing by you and the Company) (any such transition, a “Service Provider Transition”) from the Grant Date through the date that is twelve (12) months from the Grant Date (or, to the extent that any Performance Goal has been achieved prior to the end of such period, through the Determination Date for such Performance Goal), the number of Restricted Stock Units that vest, if any, upon the Determination Date for a

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS ADDENDUM

Performance Goal shall be equal to the quotient of (i) the quotient of (x) $[insert the TOTAL dollar value of Performance-Based RSUs the Participant is eligible to receive - to be calculated in relative proportion to Participant’s equity ownership position in Singular Bio as of the “Agreement Date” (as defined in the Agreement and Plan of Merger and Reorganization to be entered into by an among the Company, Singular Bio and Fortis Advisors LLC) as compared with all Former SB Employees, including Participant] divided by (y) nine (9) divided by (ii) the volume-weighted average trading price of a Share on The New York Stock Exchange (or such other exchange which is then the primary exchange upon which the Company’s Common Stock is traded) for the thirty (30) days immediately preceding the applicable Determination Date (the “Company Stock Price”).
To the extent the Company (a) commits a material breach of the Restricted Stock Unit Agreement which is not cured by the Company within thirty (30) days after the date of Notice from you to the Company with respect thereto, (b) undergoes a Change in Control, (c) divests to a non-affiliated entity all or substantially all of the assets (which may include without limitation, technology or intellectual property rights) acquired in the Company’s acquisition of Singular Bio, or any portion thereof that would materially impair the Company’s ability to achieve the Performance Goals, (d) commercializes a product or service offering based on, or derived from, the assets (which may include without limitation, technology and/or intellectual property rights) acquired in the Company’s acquisition of Singular, which commercialization results in gross proceeds to the Company of at least $[*], or the non-cash equivalent of such amount, and/or (e) at any time prior to the date that is [*] following the Grant Date, takes any action with the specific and primary intended outcome of making the achievement of the Performance Goals less likely, then each Performance Goal that, prior to the occurrence of the applicable event set forth in subclauses (a)-(e), remains unachieved, shall be deemed satisfied for purposes of the Restricted Stock Unit Agreement as of the first date that any of such events has occurred and the number of Restricted Stock Units as calculated in the first paragraph of this Section A shall vest (with the date of deemed satisfaction being treated as the relevant Determination Date for such calculation).
Subject to any earlier cancellation as otherwise provided herein or in the Plan, and notwithstanding any provision to the contrary, the Restricted Stock Unit Award shall be cancelled on the date that is [*] following the Grant Date, and no additional Restricted Stock Units shall vest upon the satisfaction or deemed satisfaction of any Performance Goal after such day.
Except as expressly provided herein, the Company shall at all times have sole discretion with regard to all matters relating to the operation of its business; provided, however, that from the date hereof through the date set forth under the heading “Resource Allocation: Date” on Exhibit A hereto, the Company shall allocate the amount of funds set forth under the heading “Resource Allocation: Amount” on Exhibit A hereto (the “Allocated Resources”) to activities which are directed toward achievement of the Performance Goals (which aggregate amount, for the avoidance of doubt, shall include [*]; provided, however, that unless agreed upon in writing by the Company and you, the Company shall no longer be obligated to allocate resources to activities which are directed toward achievement of a particular Performance Goal if the Company determines, in its reasonable discretion, that achievement of such Performance Goal is either not reasonably possible or is commercially futile (i.e., because the economic benefits to be gained from such achievement do not justify the expense of achievement, it being understood that the cost of this Award and other

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS ADDENDUM

awards of like tenor to the Former SB Employees shall in no event be deemed an expense for purposes of this determination) (such a determination, a “Non-Feasibility Determination”); provided, further, that (a) in the event that the Company makes a Non-Feasibility Determination, the Former SB Employees, on the one hand, and the Company, on the other hand, shall (if so elected by the Former SB Employees) attempt to negotiate, for a period of thirty (30) days following the date such Non-Feasibility Determination is made, revisions to the Performance Goals, although either side may agree to any such revisions (or not) in its sole discretion and Former SB Employees holding a majority of the Restricted Stock Units then held by all Former SB Employees shall have the power to bind all Former SB Employees in this regard, and (b) if and to the extent that the parties mutually agree on such revisions to the Performance Goals, the parties shall amend this Terms and Conditions Addendum in writing to incorporate such revisions; provided, further, that if or to the extent the parties do not agree on whether proposed revisions to the Performance Goals are feasible or do not agree as to whether or not the criteria for a Non-Feasibility Determination have been satisfied, then the Former SB Employees may, in their discretion, elect to refer any such dispute to the Expert for final determination according to the procedures set forth in paragraph (E) below, which shall apply mutatis mutandis to such dispute.

B.	Performance Goals
The Performance Goals, and the Company’s obligations with respect thereto, are set forth in Exhibit A hereto.
C.Settlement of Restricted Stock Units
To the extent Restricted Stock Units vest upon the achievement of a Performance Goal, such Restricted Stock Units will be settled in Shares as soon as practicable following the Determination Date.
D.Termination of Employment; Leaves of Absence; Alternative Service Arrangements
Notwithstanding any provisions of this Terms and Conditions Addendum to the contrary: (a) if your Service as an Employee is terminated by the Company other than for Cause, by you for Good Reason, or due to your death or Total and Permanent Disability while the Restricted Stock Unit Award is outstanding, the requirement that you remain in continuous Service as an Employee of the Company (or a Subsidiary or Affiliate) from the Grant Date through the date that is twelve (12) months from the Grant Date (or, to the extent that any Performance Goal has been achieved prior to the end of such period, through the Determination Date for such Performance Goal) shall be waived upon such termination; (b) the Company may not impose a leave of absence or part-time work schedule on you during your Service as an Employee without your prior written consent (other than in connection with investigating alleged misconduct which would qualify under the definition of “Cause” in Section F); and (c) no leave of absence, part-time work schedule, or alternative Service arrangement (i.e., with you providing Service to the Company as an independent contractor rather than an Employee – such as a Service Provider Transition) mutually agreed upon between you and the Company shall constitute your termination by the Company without Cause or termination by you for Good Reason.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS ADDENDUM

E.Technical Determination
If the Committee and you cannot agree as to whether the requirements of a Performance Goal have been achieved, either party may notify the other party that it has invoked the technical determination process. Within fifteen (15) days of such Notice, the Company and the Former SB Employees holding a majority of Restricted Stock Units then held by all Former SB Employees shall jointly select one unaffiliated, independent academic in the field of genetics to act as expert (the “Expert”); provided, however, that any Expert shall be required to execute a non-disclosure agreement in form and substance reasonably satisfactory to the Company and the Former SB Employees holding a majority of Restricted Stock Units then held by all Former SB Employees. The Expert shall resolve such dispute by evaluating whether the data produced by the Company meets the requirements for the Performance Goal (or another form of analysis if jointly agreed upon by the Company and such Former SB Employees holding a majority of Restricted Stock Units then held by all Former SB Employees) and at the Company’s and the Former SB Employees’ joint expense (50:50). The parties shall deliver all necessary data or other results to the Expert within thirty (30) days after the Expert is selected. Each party shall exercise commercially reasonable efforts to assist the Expert to perform such evaluation and neither party shall take any action to hinder the performance of such evaluation. The hearing shall be held within sixty (60) days of the Expert being selected and the parties shall use commercially reasonable efforts to assist the Expert in reaching a final determination within ten (10) days thereafter. The results obtained by the Expert shall be binding on the parties for purposes of this Agreement. If the results conclude that the applicable Performance Goal is achieved, the Company will reimburse the Former SB Employees for amounts paid to the Expert. If the results conclude that the Performance Goal is not achieved, the Former SB Employees will reimburse the Company for amounts paid to the Expert. Notwithstanding any provision herein to the contrary, any Former SB Employee shall be required to execute a non-disclosure agreement in form and substance reasonably satisfactory to the Company and such Former SB Employee in order to participate in any process with the Expert or otherwise receive any confidential information with respect to any Performance Goal or any issue related thereto.
F.Defined Terms
“Cause” means (i) the willful and deliberate failure by you to perform your duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied within thirty (30) days after receipt of written notice from the Company’s Chief Executive Officer or General Counsel specifying such failure, (ii) willful misconduct by you that is demonstrably and materially injurious to the business or reputation of the Company, including without limitation fraud, embezzlement or misappropriation of funds that is not de minimis in nature or a willful and intentional material violation of Company confidential information obligations, agreements or policies applicable to you, or (iii) your conviction of, or plea of guilty or nolo contendere to, any felony or gross misdemeanor (excluding gross misdemeanors that are traffic offenses) punishable by imprisonment in the jurisdiction involved.
“Good Reason” means the occurrence of any of the following which occurs during your Service as an Employee without your express written consent: (i) a substantial diminution in your

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS ADDENDUM

authorities, duties or responsibilities other than as a result of disability; (ii) a material decrease in your base salary (except for a reduction due to a change of duties as a result of disability or as part of a broad cost-cutting or restructuring effort); (iii) the relocation of your principal location of work unless such relocation is (x) to a location that is within 50 miles of your then-current location and (y) in connection with a relocation of other employees or service providers within the same working team, business unit, division, laboratory or office; or (iv) the Company commits a material breach of the Agreement. Notwithstanding the foregoing, termination shall not be considered to be for Good Reason unless (A) with thirty (30) days after the initial existence of the applicable event or condition that is purported to give rise to a basis for termination for Good Reason, you provide written notice of the existence of such event or condition to the Company, (B) such event or condition is not cured within thirty (30) days after the date of such written notice from you to the Company, provided that the Company may notify you at any time prior to expiration of the cure period that it will not cure such event or condition, in which case the cure period shall end immediately upon such notification, and (C) you terminate Employment no later than thirty (30) days after the expiration of the applicable cure period.
“Notice” or “notify” means a communication in writing addressed to you at [insert address or email address] and to the Company at 1400 16th Street, San Francisco, CA 94103, Attn: General Counsel, or to another address as such party states in a Notice, and shall be deemed to have been duly given upon receipt when such receipt is on a business day during normal business hours of the recipient and otherwise on the next business day.

G.	Miscellaneous
For clarity, a determination of the time of Service termination by the Company pursuant to the Agreement will not be deemed a unilaterally binding determination of whether such termination is for Cause, for Good Reason or due to Total and Permanent Disability.
The Company will not interpret the terms of this Award, the Agreement or the Plan (e.g., as to what constitutes Cause or Good Reason) in a manner that treats you in a disproportionately adverse manner relative to the other Former SB Employees.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
TERMS AND CONDITIONS ADDENDUM

INVITAE CORPORATION
2015 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

The Plan and Other Agreements
The Restricted Stock Unit Award you are receiving is granted pursuant and subject in all respects to the applicable provisions of the Invitae Corporation 2015 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.
The attached Notice of Performance-Based Restricted Stock Unit Award (the “Notice”), this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

Payment for Restricted Stock Units
No cash payment is required for the Restricted Stock Units you receive. You are receiving the Restricted Stock Units as an inducement to accept Employment with the Company and in consideration for Service to be rendered by you as an Employee.

Vesting
The Restricted Stock Units that you are receiving will vest in one or more installments as provided in the Notice.
Except as set forth in the Terms and Conditions Addendum attached to the Notice, no additional Restricted Stock Units will vest after your Service as an Employee has terminated for any reason.

Forfeiture
Except as set forth in the Terms and Conditions Addendum attached to the Notice, if your Service as an Employee is terminated, then your Award expires immediately as to the number of Restricted Stock Units that have not vested before the termination date and do not vest as a result of termination.
This means that the unvested (after giving effect to any acceleration required hereunder) Restricted Stock Units will immediately be cancelled upon termination. You will receive no payment for Restricted Stock Units that are so forfeited.
The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

Leaves of Absence
For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing, and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.
If you go on a leave of absence, then the vesting schedule specified in the Notice may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Nature of Restricted Stock Units
Your Restricted Stock Units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of Restricted Stock Units, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends
Your Restricted Stock Units carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your Restricted Stock Units are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

Restricted Stock Units Nontransferable
You may not sell, transfer, assign, pledge or otherwise dispose of any Restricted Stock Units. For instance, you may not use your Restricted Stock Units as security for a loan. If you attempt to do any of these things, your Restricted Stock Units will immediately become invalid.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

Settlement of Restricted Stock Units
Each of your vested Restricted Stock Units will be settled when it vests; provided, however, that settlement of each Restricted Stock Unit will be deferred to the first permissible trading day for the Shares, if later than the applicable vesting date, but in no event later than December 31 of the calendar year in which the applicable vesting date occurs.
For purposes of this Agreement, “permissible trading day” means a day that satisfies all of the following requirements: (a) the exchange on which the Shares are traded is open for trading on that day; (b) you are permitted to sell Shares on that day without incurring liability under Section 16(b) of the Exchange Act, (c) either (i) you are not in possession of material non-public information that would make it illegal for you to sell Shares on that day under Rule 10b-5 under the Exchange Act or (ii) Rule 10b5-1 under the Exchange Act would apply to the sale; (d) you are permitted to sell Shares on that day under such written insider trading policy as may have been adopted by the Company; and (e) you are not prohibited from selling Shares on that day by a written agreement between you and the Company or a third party.
At the time of settlement, you will receive one Share for each vested Restricted Stock Unit; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

Withholding Taxes and Stock Withholding
Regardless of any action the Company and/or the Subsidiary or Affiliate employing you (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items.
Prior to the settlement of your Restricted Stock Units, you shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer. With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be issued to you when your Restricted Stock Units are settled, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), or (c) any other arrangement approved by the Company. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. Finally, you shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your acquisition of Shares that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares if you fail to comply with your obligations in connection with the Tax-Related Items as described in this section, and your rights to the Shares shall be forfeited if you do not comply with such obligations on or before the later of December 31 of the calendar year in which the applicable vesting date for the Restricted Stock Units occurs or 60 calendar days after the applicable settlement date.

Restrictions on Resale
You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

No Retention Rights
Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or any Subsidiary or Affiliate of the Company in any capacity. The Company and its Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Adjustments
The number of Restricted Stock Units covered by this Award shall be subject to adjustment in the event of a stock split, a stock dividend or a similar change in Company Shares, and in other circumstances, as set forth in the Plan. The forfeiture provisions and restrictions described above will apply to all new, substitute or additional Restricted Stock Units or securities to which you are entitled by reason of this Award.

Successors and Assigns
Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice
Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at: (i) if such notice is given by the Company, the address then listed in the Company’s records, (ii) if such notice is given by you, the address of the Company’s headquarters, or (iii) at such other address as a receiving party may designate by ten (10) days’ advance written notice to the other party hereto.

Section 409A of the Code
To the extent this Agreement is subject to and not exempt from Section 409A of the Code, this Agreement is intended to comply with Section 409A and the regulations promulgated thereunder, and its provisions shall be interpreted in a manner consistent with such intent. You acknowledge and agree that changes may be made to this Agreement to avoid adverse tax consequences to you under Section 409A.

Applicable Law and Choice of Venue
This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

Miscellaneous
You understand and acknowledge that (i) the Plan is entirely discretionary, (ii) the Company and the Employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) except as expressly set forth herein, the grant of your Award does not in any way create any contractual or other right to receive additional grants of awards (or benefits in lieu of awards) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when awards will be granted, the number of Shares subject to the awards, and the vesting schedule, will be at the sole discretion of the Company.
The value of this Award shall be an extraordinary item of compensation outside the scope of your employment contract, if any, and shall not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.
You hereby authorize and direct the Employer to disclose to the Company or any Subsidiary or Affiliate any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as the Employer deems necessary or appropriate to facilitate the administration of the Plan.
You consent to the collection, use and transfer of your personal data as described in this subsection. You understand and acknowledge that the Company, the Employer and the Company’s other Subsidiaries and Affiliates hold certain personal information regarding you for the purpose of managing and administering the Plan, including (without limitation) your name, home address, telephone number, date of birth, social insurance number or other government identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all awards or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (the “Data”). You further understand and acknowledge that the Company, its Subsidiaries and/or its Affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and/or any Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the United States or elsewhere, and that the laws of a recipient’s country of operation (e.g., the United States) may not have equivalent privacy protections as local laws where you reside or work. You authorize such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering your participation in the Plan, including a transfer to any broker or other third party with whom you elect to deposit Shares acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf. You may, at any time, view the Data, require any necessary modifications of Data, make inquiries about the treatment of Data or withdraw the consents set forth in this subsection by contacting the Human Resources Department of the Company in writing.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT

BY SIGNING THE ATTACHED NOTICE, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

INVITAE CORPORATION
RESTRICTED STOCK UNIT AGREEMENT